UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

TRANS1 INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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The following communication was sent to employees of TranS1 Inc. and Baxano, Inc. on March 22, 2013:

TranS1 and Baxano Teams,

The past few weeks have been important ones for us all as we start to think and contemplate about what we can and will become as Baxano Surgical.  It has been inspiring to see the leadership of the executive teams of both companies, the team work of the Integration Leadership Team (ILT) and the dedication of each employee toward the effort of making Baxano Surgical all that it can be.  It has provided direct reassurance to me that this opportunity is an amazing one and that 1+1 = not 3 but 4!  I have seen no evidence that this is not the case and in fact I am more excited by what this company can become in the months and years ahead!  This week we also had an iO-Flex/AxiaLIF case in Texas, one of many cases to come!  Per our shared vision this company WILL become the leader in MIS spine surgery!

Many of us have been through integrations in the past; good ones and ones that have not gone too well.  I have heard from many of you examples of each and please note that we are listening.  Coming together as a team, performing an excellent integration is something we have to do to achieve the goals of Baxano Surgical.  I have seen many initiatives both corporately and out in the sales force of team work and employees taking the initiative to do what is right for this new company.  Please keep that up!  As we go forward I would like everyone to remember three words that are critical toward how we behave culturally at Baxano Surgical.  These words are Integrity, Fairness and Respect.  This will be how we operate as a company truly from the inside out.

In terms of progress while we still do not have answers to every question yet, much is being done to think through the best and most efficient method to merge these companies together.  We have completed 4 out of 5 regional sales meetings that have brought the sales teams from both organizations together.  These meetings have continued to get better and better and we have all felt the energy and excitement build on the possibilities we have for growth and market penetration.  The ILT has been working hard to plan for a managers integration event to bring together the management teams of both organizations.  This event is planned for April 7-9 in Chicago.  We are on schedule with the integration planning.  The closing is anticipated to be in the late April to early May time frame and in the interim period we are going to do all we can to ensure we start to gain the synergies that realize the vision of the new company.

So what can each of you do?  Continue to stay focused and drive the TranS1 and Baxano businesses forward.  We are entering the last week of Q1 and let's do all we can to finish strong in revenue and execute as efficiently as we possibly can on all of our key operational priorities.  Continue the strong communication and take initiative.  We can all be leaders by the example we set for each other.  I look forward to working with each of you to make Baxano Surgical all that it can be!

Have a great weekend.

Always long on TSON and BAXS!

Ken Reali

President and CEO

TranS1

110 Horizon Drive

Suite 230

Raleigh, NC  27615

Phone - 910-332-4544

Fax - 919-803-3775

Email - kreali@TranS1.com

Cautionary Statement

The merger discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Statements in this communication regarding the proposed merger between TranS1 and Baxano and any other statements about the Company’s management team’s future expectations, beliefs, goals, plans or prospects constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations.  Factors that could cause our results to differ materially from those described include, but are not limited to, the ability to consummate the transaction, the ability to successfully integrate our operations and employees, the ability to realize anticipated synergies and cost savings, the ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize our products, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors, and the other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports.  You are cautioned not to place undue reliance on these forward looking statements, which are based on TranS1's expectations as of the date of this letter and speak only as of the date of this letter.  We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger described in the preliminary proxy statement on Schedule 14A, filed by the Company on March 8, 2013. The Company will file a definitive proxy statement (when available) and other documents regarding the merger described in this letter with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY THE COMPANY ON MARCH 8, 2013 AND, WHEN AVAILABLE, THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The definitive proxy statement (when available) will be mailed to stockholders. Stockholders will be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other documents the Company files with the SEC from the SEC’s website at www.sec.gov.  The preliminary proxy statement, definitive proxy statement (when available) and other relevant documents will also be available, without charge, by directing a request by mail or telephone to the Company, Attn: Corporate Secretary, 110 Horizon Drive, Suite 230, Raleigh, NC 27615, by calling us at (866) 256-1206, by emailing us at merger@trans1.com, or from the Company’s website, www.trans1.com.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the merger or be deemed to be participants in the solicitation of proxies of the Company’s stockholders to approve the issuance of the Company’s stock in connection with the merger. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders filed with the SEC on April 30, 2012. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the merger when it becomes available.